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                                                                    EXHIBIT 10.5




                                    AGREEMENT

         AGREEMENT made this 5th day of May, 1997, between C.A. GAMA FRANCO (hereinafter referred to as "FRANCO"), a resident of Brazil, individually, and AMAZON NATURAL TREASURES, INC., a public corporation organized and existing under the laws of the State of Utah, (hereinafter referred to as "ANT") by its representative MICHAEL A. SYLVER.

         WITNESSETH:

         WHEREAS:

         FRANCO is an individual residing in Manaus, Brazil and desires to represent ANT as its procurator in Brazil, and;

         ANT is interested in retaining the services of FRANCO,

         NOW THEREFORE, it is mutually agreed as follows:

1.       APPOINTMENT AS PROCURATOR.

         ANT does hereby appoint and FRANCO does hereby accept the position of PROCURATOR of ANT's operations in Manaus Brazil.

2.  DUTIES AS PROCURATOR.

         (a) FRANCO will open a company office and/or lab in Manaus, Brazil, and be responsible for and administer all acts related to the operation of said office and/or lab.

         (b) FRANCO will obtain necessary certificates and act as ANT's representative in Manaus, Brazil.

         (c) FRANCO will hire and supervise all necessary employees, subject to approval by ANT.

         (d) FRANCO will administer operational funds provided by ANT, make payments, obtain and pay for necessary purchases.

         (e) FRANCO will be responsible for arranging and ensuring the exportation of ANT's products to the Las Vegas, Nevada, United States of America.

         (f) FRANCO acknowledges that the ultimate approval for decisions is to be given by ANT; to that end FRANCO agrees to keep ANT's designated representative informed on all subjects involving the ANT operation in Manaus, Brazil and understands that he is ultimately responsible for the successful implementation of those decisions.

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3.       CONFIDENTIALITY.

         FRANCO and ANT mutually recognize the importance of confidentiality at all stages of the relationship established by this Agreement, and agree to take all reasonable measures, including those needed to bind their respective involved employees, to safeguard such confidentiality. FRANCO agrees to extend the same standards of conduct to any third party FRANCO may engage pursuant to this Agreement, including subcontractors, employees, etc., thereof. This undertaking will extend to any related individuals and/or company of FRANCO.

4.       REMUNERATION

         (a) In consideration for FRANCO's acceptance and work as a full-time representative of ANT and as its PROCURATOR and for his contribution to this Agreement, ANT agrees to pay FOUR THOUSAND DOLLARS ($4,000.00) per month payable on or before the 5th day of each month; FRANCO will be responsible for all applicable taxes.

         (b) FRANCO will be compensated with Nine Thousand (9,000) restricted shares of ANT to be issued prior to December 31, 1997.

         (c) FRANCO as employee shall be compensated at ANT's discretion by any amount of free trading ANT shares. Such bonus or additional compensation shall be paid at each annual meeting of the Board of Directors and Shareholders of ANT.

         (d) FRANCO shall be entitled to two (2) round trip airfare tickets between the city of Manaus and Sao Paulo, to be issued upon request to ANT, for each year of service by FRANCO.

5.       EXPENSES.

         (a) FRANCO shall be reimbursed for only those expenses pre-approved by ANT incurred by FRANCO outside the state of Amazonas in his capacity as set forth herein to be reimbursed within THIRTY (30) DAYS of approval of such expenses.

         (b) Any and all expenses which are not specifically pre-approved by ANT shall be the sole responsibility of FRANCO.

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6.       TERM AND TERMINATION.

         This Agreement shall be effective for a period of five (5) years after which the parties will enter into good faith negotiations to extend this Agreement or enter into another agreement.

7.       GENERAL PROVISIONS.

         (a) Termination of Agreement for any reason, or expiration of this Agreement, will not affect:

                  (i) Obligations, including the payment of any amount provided herein, which have accrued as of the date of termination or expiration;

                  (ii) Obligations which, in the context hereof, are intended to survive termination or expiration of this Agreement.

         (b) Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

         (c) Neither party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strike, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

         (d) In the event that any provision of this Agreement or any part hereof is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part hereof had been deleted from this Agreement.

         (e) Words denoting the singular will include the plural and vice versa; words denoting any gender will include all genders; words denoting persons will include corporations and vice versa.

         (f) The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.
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8.       ARBITRATION.

         Any dispute or difference between the parties relating to the interpretation or implementation of this Agreement will be settled by arbitration, as provided by the Nevada Revised Statutes. Such arbitration will be held in the State of Nevada, County of Clark, City of Las Vegas, unless ANT and FRANCO mutually agree in writing that another location would be more appropriate.

10.      GOVERNING LAW AND AUTHORITY.

         (a) This Agreement will be interpreted in accordance with the laws of the United States of America, State of Nevada, County of Clark.

         IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed on the day and year first above written.

         Signed, sealed and delivered in the presence of:

"ANT"                                    "WITNESS"

/s/ Michael Sylver                       /s/ Rudbie Boryato

"FRANCO"                                 "WITNESS"

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